Exhibit 3.1

Electronic Articles of Incorporation For

HOMELAND INTEGRATED SECURITY SYSTEMS, INC.

P04000116061
FILED
August 10,2004
Sec. Of State
bmcknight

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I The name of the corporation is:
HOMELAND INTEGRATED SECURITY SYSTEMS, INC.

Article II
The principal place of business address: 2501 E. COMMERCIAL BLVD
212
FT. LAUDERDALE, FL. 33308

The mailing address of the corporation is: 2501 E. COMMERCIAL BLVD
212
FT. LAUDERDALE, FL. 33308

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is: 1,000,000,000

Article V
The name and Florida street address of the registered agent is:
THOMAS F PIERSON
2501 E. COMMERCIAL BLVD. 212
FT. LAUDERDALE, FL. 33308

I certify that I am familiar with and accept the responsibilities of registered agent.
                                                                                                                        P04000116061
FILED
August 10,2004
Sec. Of State
bmcknight

Registered Agent Signature: THOMAS F. PIERSON

Article VI
The name and address of the incorporator is:
RICHARD M. MULLER
2501 E. COMMERCIAL BLVD. SUITE 212
FT. LAUDERDALE, FL 33308

Incorporator Signature: RICHARD M. MULLER
                                                 Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: P
RICHARD M MULLER
2501 E. COMMERCIAL BLVD. #212
FT. LAUDERDALE, FL. 33308

Title: S
RICHARD M MULLER
2501 E. COMMERCIAL BLVD.
FT. LAUDERDALE, FL. 33308